Exhibit 10.6

REVISED CONSULTING AGREEMENT

CONSULTING AGREEMENT, dated as of February 12, 2008 (the “Agreement”) and effective as of February 1, 2008, by and among Ecolocap Solutions Inc., a Nevada corporation, having its principal business place at 353, St-Nicholas Street, Montreal, Quebec H2Y 2P1 (the “Company”), and Sodexen Inc. a Quebec corporation , having its principal business place at 5472, Royalmount street, Montreal, Quebec, H4B 1H7 (the “Executive Consultant”).

     WHEREAS, the Company desires to engage Executive Consultant as a consultant to assist the Company with the development of its business;

     WHEREAS, Executive Consultant desires to commence service as consultant to the Company,

     NOW THEREFORE, in consideration of the premises and the mutual agreements made herein, the Company and Sodexen Inc. agree as follows:

     1.     Duties.     The Executive Consultant shall provide the services of its representative, Dr. Tri Vu Truong (the “Representative”), who will serve the Company for the “Engagement Period” as defined in Section 2, in its capacity of President and Chief Executive officer (“CEO”). The Executive Consultant agrees that during the term of his engagement hereunder, its Representative shall devote at least 90 % of his professional working time, attention, knowledge and experience and give his best effort, skill and abilities to promote the business and interests of the Company. The precise duties, responsibilities and authority of the Representative will be to act as President and CEO of the Company, but may be expanded, limited or modified, from time to time, at the discretion of the Board of Directors of the Company or a committee of the Board to which the Board has delegated such authority (collectively, the “Board”). In connection with this responsibility, the Representative will submit written progress reports to the Board as requested. The Representative agrees to faithfully and diligently perform such duties as may from time to time be assigned to the Representative by the Board.

     2.      Term.      This Agreement shall have an initial term of One (1) year

commencing on February 1st 2008 and ending on January 31st 2008 (the "Initial Period"), unless sooner terminated in accordance with the provisions of Section 7 or Section 8. On the expiration of such Initial Period, this Agreement shall automatically renew and continue to remain in effect for successive one year periods, until terminated in accordance with the provisions of Section 7 or Section 8, unless either party provides the other party a 30 days notice of non-renewal. Each effective period of this Agreement is referred to herein as the “Consulting Period.”

     3.      Compensation and Benefits.

    (a)      Base Compensation. The Executive Consultant shall be paid a monthly base fee at the rate of $16,666.67 per month, paid bi-weekly installments, or $ 200,000.00 CAD per year, indexed on the base consumer price index. Any statutory deductions being the sole responsibility of the Executive Consultant. The Base Compensation shall be payable each month in accordance with the Company’s regular practices, as the same may be modified from time to time.

     (b)     Expense Reimbursement. The Representative shall be entitled to reimbursement of reasonable out-of-pocket expenses incurred in connection with travel and entertainment related to the Company's business and affairs upon receipt of itemized vouchers approved in accordance with Company policy as in effect from time to time.

     (c)     Benefits. The Executive Consultant shall be eligible for participation in Company benefits that may be available to employees, officers, directors and consultants.

     (d)     Bonus. The Executive Consultant shall be eligible to receive an annual bonus which shall be determined at the sole discretion of the Board and paid in accordance with performance milestones as determined by the Board.

     (e)     Equity Compensation. The Executive Consultant shall be eligible to be awarded stock options for the purchase of shares of Company common stock as determined at the sole discretion of the Board, vesting in accordance with performance milestones to be determined by the Board. The Company intended to qualify a new Incentive Stock Plan and has a Non-Qualify Incentive Plan in place since 2006. The shares of Common Stock underlying the said plans are unregistered, until the Company file a prospectus or have them registered under a S-8 with the Stock Exchange Commission.

     4.      Trade Secrets. The Executive Consultant recognizes that it is in the Company's legitimate business interest to restrict his disclosure or use of trade secrets and confidential information relating to the Company or its affiliates for any purpose other than in connection with his performance of his duties to the Company.

     5.      Return of Documents and Property. Upon the expiration or termination of the Executive Consultant's engagement with the Company, or at any time upon the request of the Company, the Executive Consultant (or his heirs or personal representatives) shall deliver to the Company (a) all documents and materials (including, without limitation, computer files) containing Trade Secrets and Confidential Information relating to the Company's business and affairs, and (b) all documents, materials, equipment and other property (including, without limitation, computer files, computer programs, computer operating systems, computers, printers, scanners, pagers, telephones, credit cards and ID cards) belonging to the Company, which in either case are in the possession or under the control of the Executive Consultant (or his heirs or personal representatives).

     6.     Discoveries and Works. All Discoveries and Works made or conceived by the Representative or the Executive Consultant during his engagement by the Company, solely, jointly or with others, that relate to the Company's present or anticipated activities, or are used or useable by the Company shall be owned by the Company. The term “Discoveries and Works” includes, by way of example but without limitation, Contracts, Projects, Trade Secrets and other Confidential Information, patents and patent applications, service marks, and service mark registrations and applications, trade names, copyrights and copyright registrations and applications. The Executive Consultant shall (a) promptly notify, make full disclosure to, and execute and deliver any documents requested by the Company, as the case may be, to evidence or better assure title to Discoveries and Works in the Company, as so requested, (b) renounce any and all claims, including but not limited to claims of ownership and royalty, with respect to all Discoveries and Works and all other property owned or licensed by the Company. Any Discoveries and Works which, within one year after the expiration or termination of the Executive Consultant's engagement with the Company, are made, disclosed, reduced to tangible or written form or description, or are reduced to practice by the Executive Consultant and which pertain to the business carried on or products or services being sold or delivered by the Company at the time of such termination shall, as between the Executive Consultant and, the Company, be presumed to have been made during the Executive Consultant's engagement by the Company.

     7.      Termination.

     (a)     Manner of Termination. The Company and the Executive Consultant may terminate this Agreement at any time with or without cause.

     (b)    Effect of Termination. The Executive Consultant's rights and the Company's obligations hereunder shall cease as of the effective date of the termination, including, without limitation, the right to receive Base Compensation, bonus and all other compensation, expense allowance or benefits provided for in this Agreement, and the Executive Consultant shall not be entitled to any further compensation, expense allowance, benefits, or severance compensation of any kind, and shall have no further right or claim to any compensation, benefits or severance compensation under this Agreement or otherwise against the Company or its subsidiaries and affiliates, from and after the date of such termination. For purposes of clarity, in the event of a termination of this Agreement the Executive Consultant shall not be entitled to any bonus other than any bonus payable through the date of notice of such termination. At the exception of 6 months Base compensation in case of without cause termination by the Company, and the Executive Consultant and the Representative expressively renounce to any other claim.

     8.    Severability. It is expressly understood and agreed that although the Company and the Executive Consultant consider the restrictions contained in this Agreement to be reasonable and necessary for the purpose of preserving the goodwill, proprietary rights and going concern value of the Company, if a final judicial determination is made by a court having jurisdiction that any restriction contained in this Agreement is invalid, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable. Alternatively, if the court referred to above finds that any restriction contained in this Agreement or any remedy provided herein is unenforceable, and such restriction or remedy cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained therein or the availability of any other remedy. The provisions of this Agreement shall in no respect limit or otherwise affect the Executive Consultant's obligations under other agreements with the Company.

     9.      No Conflicts. The Executive Consultant and its Representative has represented and hereby represents to the Company and its affiliates that the execution, delivery and performance by the Executive Consultant of this Agreement do not conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under any contract, agreement or understanding, whether oral or written, to which the Executive Consultant or its Representative is a party or of which the Executive Consultant or its Representative is or should be aware and that there are no restrictions, covenants, agreements or limitations on his right or ability to enter into and perform the terms of this Agreement, and agrees to indemnify and save the Company and its affiliates harmless from any liability, cost or expense, including attorney’s fees, based upon or arising out of any such restrictions, covenants, agreements, or limitations that may be found to exist. For purposes of this Agreement, “affiliate” shall include any person or entity directly or indirectly controlled by or controlling the Company.

     10.    Non-competition. Except as authorized by the Board of Directors, during the Engagement Period, the Executive Consultant or its representative will not (except as an officer, director, stockholder, employee, agent or consultant of the Company or any subsidiary or affiliate thereof) directly, own, manage, operate, join, or have a financial interest in, control or participate in the ownership, management, operation or control of, or be employed as an employee, agent or consultant, or in any other individual or representative capacity for any business which is directly and geographically competitive within a 25 mile radius of any business carried on or planned to be carried on by the Company or any of its subsidiaries or affiliates.

     11.    Non-Solicitation. During the Restricted Period, the Executive Consultant or its Representative, directly or indirectly, whether for his account or for the account of any other individual or entity, shall not solicit or canvas the trade, business or patronage of, or sell to, any individuals or entities that were either customers of the Company during the time the Executive Consultant was engaged by the Company, or prospective customers with respect to whom a sales effort, presentation or proposal was made by the Company or its affiliates, during the one year period prior to the termination or expiration of this Agreement, as the case may be. The Executive Consultant further agrees that during the Restricted Period, he shall not, directly or indirectly, (i) solicit, induce, enter into any agreement with, or attempt to influence any individual who was an employee or consultant of the Company at any time during the time the Executive Consultant was engaged by the Company, to terminate his or her relationship with the Company or to become employed by the Executive Consultant or any individual or entity by which the Executive Consultant is engaged or (ii) interfere in any other way with the employment, or other relationship, of any employee or consultant of the Company or its affiliates.

     12.    Enforcement. The Executive Consultant agrees that any breach of the provisions of Sections 4, 5, 6, 10 and 11 hereof would cause substantial and irreparable harm, not readily ascertainable or compensable in terms of money, to the Company for which remedies at law would be inadequate and that, in addition to any other remedy to which the Company may be entitled at law or in equity, the Company shall be entitled to temporary, preliminary and other injunctive relief in the event the Executive Consultant violates or threatens to violate the provisions of Sections 4, 5, 6, 10 or 11 hereof, as well as damages, including, without limitation consequential damages, and an equitable accounting of all earnings, profits and benefits arising from such violation, in each case without the need to post any security or bond. Nothing herein contained shall be construed as prohibiting the Company from pursuing, in addition, any other remedies available to the Company for such breach or threatened breach. A waiver by the Company of any breach of any provision hereof shall not operate or be construed as a waiver of a breach of any other provision of this Agreement or of any subsequent breach by the Executive Consultant.

     13.      Determinations by the Company. All determinations and calculations with respect to this Agreement shall be made by the Board or any committee thereof to which the Board has delegated such authority in accordance with applicable law, the certificate of incorporation and by-laws of the Company, in its sole discretion, and shall be final, conclusive and binding on all persons, including the Executive Consultant and the personal representative of his estate.

     14.      Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon (i) the Company, its successors and assigns, and any company with which the Company may merge or consolidate or to which the Company may sell substantially all of its assets, and (ii) Executive Consultant and his executors, administrators, heirs and legal representatives. Since the Executive Consultant’s services are personal and unique in nature, the Executive Consultant may not transfer, sell or otherwise assign his rights, obligations or benefits under this Agreement. In the event of an acquisition of the Company, the remaining stock options, not yet exercised, shall be immediately exercisable.

     15.      Notices. Any notice required or permitted under this Agreement shall be deemed to have been effectively made or given if in writing and personally delivered, mailed properly addressed in a sealed envelope, postage prepaid by certified or registered mail, delivered by a reputable overnight delivery service or sent by facsimile. Unless otherwise changed by notice, notice shall be properly addressed to the Executive Consultant if addressed to the address of record then on file with the Company; and properly addressed to the Company if addressed to Business address of the Company.

     16.      Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     17.      Effects of Termination. Notwithstanding anything to the contrary contained herein, if this Agreement is terminated pursuant to Section 7 or Section 8 or expires by its terms, the provisions of Sections 4, 5, 6, 10, 11, 12, 13, 14, 15, 16, 19, 20 and this Section 18 shall continue in full force and effect.

     18.      Miscellaneous. This Agreement constitutes the entire agreement, and supersedes all prior agreements, of the parties hereto relating to the subject matter hereof, and there are no written or oral terms or representations made by either party other than those contained herein. This Agreement cannot be modified, altered or amended except by a writing signed by all the parties. No waiver by either party of any provision or condition of this

Agreement at any time shall be deemed a waiver of such provision or condition at any prior or subsequent time or of any other provision or condition at the same or any prior or subsequent time.

     19.      Governing Law; Arbitration.

     (a) This Agreement shall be governed by and construed in accordance with the domestic laws of Quebec Province without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the Quebec Province.

     (b) The parties hereto agree to submit to arbitration any and all matters in dispute or in controversy among them concerning the terms and provisions of this Agreement. All such disputes and controversies shall be determined and adjudged by the decision of an arbitrator (hereinafter sometimes called the "Arbitrator") selected by mutual agreement of the parties hereto or if the parties hereto fail to reach agreement on the Arbitrator within ten days after a party has notified the other of its interest to submit a matter to arbitration, the Arbitrator shall be selected by the American Arbitration Association upon application made to it for such purpose by the parties. Arbitration shall take place in Dallas, Texas or such other place as the parties hereto may agree in writing. The Arbitrator shall reach and render a decision in writing with respect to the amount, if any, of payment respecting the disputed matter. The arbitration proceedings shall be held in accordance with the applicable rules of the American Arbitration Association. Any award rendered shall be final and conclusive upon the parties and adjudgment thereon may be entered in the highest court of the forum, state or federal, having jurisdiction. The fees and expenses of the Arbitrator and the respective fees and expenses of the parties hereto in connection with any such arbitration (including, without limitation, reasonable fees and expenses of legal counsel and consultants) shall be paid by the party against whom a decision by the Arbitrator is rendered.

     20.     Hold Harmless.

     The Company will hold you free from any lawsuits, class actions or judgments against you by a third-party, including any shareholder, creditor or employees of the Company regarding any performance or non-performance of acts within your functions or in the range of your functions as long as these acts were performed in good faith. Furthermore, the Company commits itself to assume all legal and extra judiciary costs (including reasonable costs for a lawyer and expertise), in that event the Company will designate the lawyer of its choosing. This clause shall survive at the end of this present agreement.

     21.     Insurance.

     As one of the task of the Representative will be to the Board of Director for the putting into place of a Salary insurance and Health plan, and eventually other type of insurance plans for the employees of the Company including the Executive Officers and the Directors. Additionally, the Company commits itself to subscribe to the said liability insurance for Executives and Directors similar to the one offered to other Executives and Directors.

     22. Effectiveness

     The present agreement will be retroactive to February 1st 2008, effective on the date of the execution of the Final Agreement between the Company and United Best Technology Limited.

[Signature Page Follows]

     IN WITNESS WHEREOF, the parties have executed this Consulting Agreement as of the day and year first above written.

Consultant:

  By TRI VU TRUONG
       Name: Tri Vu Truong
       Title: President

Company:

  By ALEXANDER C. GILMOUR
       Name: Alexander C. Gilmour
       Title: Acting CEO